Exhibit 5.4

1114 Avenue of the Americas 23rd Floor New York, New York 10036.7703 USA Tel 212.880.6000 Fax 212.682.0200 www.torys.com

CONSENT

February 27, 2012

Student Transportation Inc.

3349 Highway 138

Building B, Suite D

Wall, New Jersey 07719

USA

Dear Sirs/Mesdames:

Reference is made to the preliminary short form prospectus dated February 27, 2012 (the “Prospectus”) forming part of the registration statement on Form F-10 filed by Student Transportation Inc. with the U.S. Securities and Exchange Commission.

We hereby consent to the reference to our firm’s name in the Prospectus under the heading “Certain Canadian Federal Income Tax Considerations”.

Yours truly,

/S/ TORYS LLP

awong@torys.com

416.865.8187

aw/kj